Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-3 No. 333-133067) of Avalon Pharmaceuticals, Inc.,

(2)	Registration Statement (Form S-3 No. 333-140335) of Avalon Pharmaceuticals, Inc.,

(3)	Registration Statement (Form S-3 No. 333-143562) of Avalon Pharmaceuticals, Inc.,

(4)	Registration Statement (Form S-3 No. 333-146937) of Avalon Pharmaceuticals, Inc.,

(5)	Registration Statement (Form S-8 No. 333-128904) pertaining to Avalon Pharmaceuticals, Inc.’s Amended and Restated 1999 Stock Plan and Avalon Pharmaceuticals, Inc.’s 2005 Omnibus Long-Term Incentive Plan,

(6)	Registration Statement (Form S-8 No. 333-138408) pertaining to Avalon Pharmaceuticals, Inc.’s 2005 Omnibus Long-Term Incentive Plan, and

(7)	Registration Statement (Form S-8 No. 333-143591) pertaining to Avalon Pharmaceuticals, Inc.’s 2005 Omnibus Long-Term Incentive Plan, Registration Statement (Form S-8 No. 333-143591) pertaining to Avalon Pharmaceuticals, Inc.’s 2005 Omnibus Long-Term Incentive Plan,

of our report dated February 13, 2009, except for Note 16, as to which the date is March 30, 2009, with respect to the financial statements of Avalon Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2008.
/s/ Ernst & Young LLP
McLean, VA
March 31, 2009